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Exhibit 99.1

[MCDATA LETTERHEAD]

FOR IMMEDIATE RELEASE: Feb. 24, 2005

Contacts
Investors:	Media:
Renee Lyall Office: (720) 558-4629 renee.lyall@mcdata.com	Jil Backstrom Office: (720) 558-4774 press.release@mcdata.com

McDATA Announces Fourth Quarter and Fiscal Year 2004 Results

Fourth Quarter Revenue Increases 7 Percent Sequentially

        BROOMFIELD, Colo.—February 24, 2005—McDATA Corporation (Nasdaq: MCDTA/MCDT) today reported results for the fourth quarter (Q4 04) and fiscal year 2004 (FY 04) ended January 31, 2005. Net revenues for Q4 04 totaled $105.8 million, up seven percent from the third quarter fiscal year 2004 (Q3 04) and down seven percent from the fourth quarter fiscal year 2003 (Q4 03). Net revenues for FY 04 were $399.8 million, a decrease of five percent from $418.9 million reported in fiscal year 2003 (FY 03).

        "McDATA's fourth quarter results demonstrated solid sequential growth with reported revenue and non-GAAP earnings per share at the high-end of guidance," said John Kelley, chairman, president and chief executive officer, McDATA. "Our Global Enterprise Data Center (GEDC) initiative continues to resonate strongly with partners and customers, and during our fourth quarter we significantly accelerated this strategy with the announcement of our intent to acquire CNT, the availability of the Intrepid 10000 Backbone Director through Hitachi Data Systems, and the general availability and first customer sales of our third generation router, the Eclipse 2640 SAN Router."

        GAAP net income for Q4 04 was breakeven, or $(0.0) per share, compared to a GAAP net loss of $5.5 million, or $(0.05) reported in Q3 04, and a GAAP net loss of $7.5 million, or $(0.07) per share, reported in Q4 03.

        Non-GAAP net income for Q4 04 totaled $6.8 million, or $0.06 per share, compared to non-GAAP net income of $4.6 million, or $0.04 per share, reported in Q3 04 and non-GAAP net income of $3.3 million, or $0.03 per share, reported in Q4 03.

        McDATA's Q4 04 non-GAAP net income excludes charges related to the amortization of deferred compensation and amortization of purchased intangible assets. McDATA's Q3 04 and Q4 03 non-GAAP net income exclude charges related to the amortization of deferred compensation, certain restructuring charges, amortization of purchased intangible assets, as well as the Company's share of the operating loss associated with its investment in Aarohi.

        McDATA's Q4 04 non-GAAP tax rate was two percent, and resulted in a benefit to non-GAAP net income of approximately $2 million, or $0.02 per diluted share, primarily related to R&D tax credits and deductions for foreign sales on the Company's 2003 tax return, and a corresponding increase in the Company's estimates for these two beneficial items with respect to FY 04. McDATA's Q3 04 non-GAAP net income also included a tax benefit of approximately $0.03 per share, primarily related to R&D tax credits and deductions for foreign sales on the Company's 2003 tax return, and a corresponding increase in the Company's estimates for these two beneficial items with respect to FY 04.

Q4 04 Financial Highlights Demonstrate Sequential Operational Performance Improvements:

  •
  Non-GAAP gross profit increased to 56.0% of sales in Q4 04 compared to 55.7% in Q3 04

  •
  Non-GAAP operating expenses decreased to 51% of revenue in Q4 04 compared to 56% of revenue in Q3 04

  •
  Non-GAAP operating profit increased to 4.9% of sales in Q4 04 from 0.1% in Q3 04

  •
  Q4 04 cash flow from operations was $12.1 million compared to cash flow used in operations of ($5.6) million in Q3 04

  •
  Days sales outstanding were 56 days in Q4 04 compared to 60 days in Q3 04

        The non-GAAP results are a supplement to financial statements based on accounting principles generally accepted in the United States of America (GAAP). The non-GAAP results exclude certain expenses and income to provide what McDATA believes is a more complete understanding of our underlying operational results and trends. Non-GAAP results are one of the primary indicators management uses for planning and forecasting of future periods. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. A reconciliation of GAAP and non-GAAP net income is provided in the financial statements attached to this news release.

Q4 04 Business Highlights Advance Global Enterprise Data Center Initiative:

  •
  Announced a definitive agreement to acquire Computer Network Technology Corporation (CNT), a leader in the WAN extension/networking space providing storage area networking products, data movement software, services and solutions, significantly accelerating the Global Enterprise Data Center (GEDC) strategy. McDATA believes the combination of McDATA and CNT will enable McDATA to deliver greater value to customers, OEMs and partners by offering a comprehensive portfolio of data infrastructure solutions across the Storage Area Network (SAN), Metro Area Network (MAN) and Wide Area Network (WAN).

  •
  Announced Hitachi Data Systems as the first OEM to sell and ship the Intrepid® 10000 Backbone Director. The Intrepid 10000 is the industry's first backbone director and the heart of a tiered storage network infrastructure for the Global Enterprise Data Center (GEDC). McDATA is first in the industry to deliver the backbone functionality required for a tiered storage network, including network consolidation, dynamic network partitioning, 10 Gbit/s intelligent network services and carrier-class data availability for the enterprise.

  •
  Announced McDATA availability of the Company's third generation router, the Eclipse™ 2640 SAN Router, and shipped units to customers during the fourth quarter.

  •
  Added Digital China, China's largest IT products distributor and systems integrator, as a reseller of McDATA's full product suite, significantly expanding the Company's presence in China.

  •
  Announced Netherlands-based Bank Nederlandse Gemeenten (BNG) deployed McDATA's Intrepid directors and Eclipse SAN routers. By implementing McDATA's directors and SAN routers, BNG is able to protect data over long-distances while achieving ultra high availability.

  •
  Announced ManagedStorage International (MSI), an enterprise storage networking services provider, implemented McDATA's SANavigator®. As a result, MSI has converted administrative cost labor hours to billable hours, enabling the company to keep pace with future customer acquisitions and increased the addressable market of its customers through the implementation of the non-invasive SANavigator management application.

Conference Call

        McDATA's fiscal 2004 fourth quarter conference call is scheduled today, February 24, 2005 at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time). John Kelley, chairman of the board, chief executive officer and president, and Ernest Sampias, chief financial officer, will host the conference call. The call is being webcast live via the Internet at www.mcdata.com. A replay of the conference call will be available live via the Internet at www.mcdata.com for twelve months.

###

About McDATA (www.mcdata.com)

        McDATA (Nasdaq: MCDTA/MCDT) is the only data infrastructure solutions provider that can deliver a Global Enterprise Data Center—a globally connected, centrally managed and highly optimized data network. With more than 20 years of storage networking experience, McDATA is trusted in the world's largest data centers, connecting more than two-thirds of all networked data and enabling information access anytime, anywhere.

Forward-Looking Statements

        This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. Readers are urged to consider statements that include the terms "believes", "belief", "expects", "plans", "objectives", "estimates", "anticipates", "intends", "targets", or the like to be uncertain and forward-looking. Factors that could cause actual results to differ and vary materially from expectations include, but are not limited to, our relationships with EMC, IBM and HDS and the level of their orders, aggressive price competition by numerous other SAN and IP switch suppliers, OEM qualification of our new products, manufacturing constraints, our ability to integrate CNT's operations with our operations and other risk factors that are disclosed in our filings with the Securities and Exchange Commission. These cautionary statements by us should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by us. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

McDATA CORPORATION
CONDENSED REPORTED CONSOLIDATED INCOME STATEMENTS (Note 1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	January 31, 2004	January 31, 2005	January 31, 2004	January 31, 2005
Revenue	$114,008	$105,819	$418,860	$399,794
Cost of revenue	49,022	46,625	177,329	176,193

Gross profit	64,986	59,194	241,531	223,601
Operating expenses:
Research and development	28,280	21,536	88,826	91,613
Selling and marketing	25,368	26,828	95,820	101,305
General and administrative	13,645	11,572	39,456	48,356
Acquired in-process research and development	—	—	11,410	—
Restructuring costs	2,258	—	2,258	1,263
Amortization of deferred compensation	3,349	725	11,969	5,522

Operating expenses	72,900	60,661	249,739	248,059
Loss from operations	(7,914)	(1,467)	(8,208)	(24,458)
Interest and other income, net	979	1,687	4,471	5,306

Income (loss) before income taxes	(6,935)	220	(3,737)	(19,152)
Income tax expense	202	322	38,412	362

Loss before equity in net loss of affiliated company	(7,137)	(102)	(42,149)	(19,514)
Equity in net loss of affiliated company	(393)	—	(984)	(1,380)

Net loss	$(7,530)	$(102)	$(43,133)	$(20,894)

Basic net loss per share	$(0.07)	$(0.00)	$(0.38)	$(0.18)

Shares used in computing basic net loss per share	114,847	115,288	114,682	115,355

Diluted net loss per share	$(0.07)	$(0.00)	$(0.38)	$(0.18)

Shares used in computing diluted net loss per share	114,847	115,288	114,682	115,355

McDATA CORPORATION
CONDENSED NON-GAAP CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	January 31, 2004	January 31, 2005	January 31, 2004	January 31, 2005
Revenue	$114,008	$105,819	$418,860	$399,794
Cost of revenue	48,702	46,607	176,787	175,973

Gross profit	65,306	59,212	242,073	223,821
Operating expenses:
Research and development	27,390	21,281	86,312	89,914
Selling and marketing	24,775	26,714	94,635	100,852
General and administrative	7,732	5,987	29,163	25,282
Acquired in-process research and development	—	—	—	—
Restructuring costs	—	—	—	—
Amortization of deferred compensation	—	—	—	—

Operating expenses	59,897	53,982	210,110	216,048
Income from operations	5,409	5,230	31,963	7,773
Interest and other income, net	1,061	1,687	4,072	5,306

Income before income taxes	6,470	6,917	36,035	13,079
Income tax expense (benefit)	3,124	108	11,761	(1,397)

Income before equity in net loss of affiliated company	3,346	6,809	24,274	14,476
Equity in net loss of affiliated company	—	—	—	—

Net income	$3,346	$6,809	$24,274	$14,476

Basic net income per share	$0.03	$0.06	$0.21	$0.13

Shares used in computing basic net income per share	114,847	115,288	114,682	115,355

Diluted net income per share	$0.03	$0.06	$0.21	$0.12

Shares used in computing diluted net income per share	118,534	118,010	118,209	117,691

McDATA CORPORATION
RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS) (Note 2)
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	January 31, 2004	January 31, 2005	January 31, 2004	January 31, 2005
GAAP net loss	$(7,530)	$(102)	$(43,133)	$(20,894)
Adjustments:
Inventory-related charges, net	—	—	(460)	—
Amortization of deferred compensation and acquisition-related compensation	5,491	1,142	17,342	8,195
Amortization of intangible assets	5,656	5,555	9,222	22,773
Restructuring costs	2,258	—	2,258	1,263
Acquired in-process research & development	—	—	11,410	—
Income tax (expense) benefit	(2,922)	214	26,651	1,759
Equity in net loss of affiliated company	393	—	984	1,380

Non-GAAP net income	$3,346	$6,809	$24,274	$14,476
GAAP net loss per share—basic and diluted	$(0.07)	$(0.00)	$(0.38)	$(0.18)
Non-GAAP net income per share—diluted	$0.03	$0.06	$0.21	$0.12
Shares used in non-GAAP per share calculation—diluted	118,534	118,010	118,209	117,691

Note (1)—Certain prior period amounts have been reclassified to conform to the fiscal 2004 presentation.

Note (2)—The condensed non-GAAP consolidated income statements for all periods presented are for illustrative purposes only and are not prepared in accordance with generally accepted accounting principles. The following is provided as a supplement to the non-GAAP reconciliation above:

	Three Months Ended		Twelve Months Ended
Non-GAAP Adjustments	January 31, 2004	January 31, 2005	January 31, 2004	January 31, 2005
Cost of revenue:
Inventory-related charges, net	$—	$—	$(460)	$—
Deferred compensation and acquisition-related compensation	320	18	1,002	220

Cost of revenue subtotal	320	18	542	220
Operating expenses:
Research and development:
Acquisition-related compensation	890	255	2,514	1,699
Selling and marketing
Acquisition-related compensation	932	114	1,857	453
General and administrative
Acquisition-related compensation	—	30	—	301
Amortization of intangible assets	5,656	5,555	9,222	22,773
Acquired in-process research & development	—	—	11,410	—
Restructuring costs	2,258	—	2,258	1,263
Amortization of deferred compensation	3,349	725	11,969	5,522

Operating expenses subtotal	13,085	6,679	39,230	32,011

Total non-GAAP Adjustments	13,405	6,697	39,772	32,231
Income tax expense (benefit)	2,922	(214)	(26,651)	(1,759)
Equity in net loss of affiliated company	393	—	984	1,380

After-tax impact of non-GAAP adjustments	$10,876	$6,911	$67,407	$35,370

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	October 31, 2004	January 31, 2005
Assets
Cash and short term investments	$199,997	$209,766
Securities lending collateral	141,361	130,804
Accounts receivable, net	64,406	63,810
Inventories, net	16,386	13,689
Other current assets	6,764	7,190

Total current assets	428,914	425,259
Property and equipment, net	98,096	94,929
Long-term investments	98,385	95,589
Goodwill	78,693	78,693
Intangible assets, net	93,146	87,592
Other assets, net	32,807	35,927

Total assets	$830,041	$817,989

Liabilities and Stockholders' Equity
Accounts payable and accrued liabilities	$69,056	$63,231
Securities lending collateral	141,361	130,804
Current portion of deferred revenue	20,791	22,602
Current portion of notes payable and capital leases	1,013	2,485

Total current liabilities	232,221	219,122
Notes payable and capital leases, less current portion	388	256
Deferred revenue, less current portion	25,049	27,001
Convertible subordinate debt and related interest rate swap	172,781	170,495
Other long-term liabilities	2,020	3,913

Total liabilities	432,459	420,787
Stockholders' equity	397,582	397,202

Total liabilities and stockholders' equity	$830,041	$817,989

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)
(unaudited)

	Twelve Months Ended
	January 31, 2004	January 31, 2005
Net cash provided by operating activities	$61,060	$22,082

Cash flows from investing activities:
Purchases of property and equipment	$(17,999)	$(17,581)
Acquisitions and equity investment	(177,421)	—
Net purchases and sales of investments	(43,709)	16,902

Net cash used by investing activities	$(239,129)	$(679)

Cash flows from financing activities:
Net proceeds for issuance of convertible subordinated debt	$166,933	$—
Net purchase of share option transactions	(20,510)	—
Payments on notes payable	(15,469)	(1,479)
Cash restricted pursuant to interest rate swap transaction	(5,130)	83
Purchase of treasury stock	(8,752)	(10,287)
Payment of obligations under capital leases	(2,697)	(1,088)
Proceeds from the issuance of common stock	5,827	5,574

Net cash provided (used) by financing activities	$120,202	$(7,197)

Net increase (decrease) in cash and cash equivalents	$(57,867)	$14,206

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McDATA Announces Fourth Quarter and Fiscal Year 2004 Results